Exhibit 10.5

BACKSTOP AGREEMENT

Backstop Agreement (this “Agreement”), dated as of November 7, 2021, among (i) Duddell Street Acquisition Corp., a Cayman Islands exempted company (together with its successors, including the resulting Delaware corporation after the consummation of the Domestication, “DSAC”), and (ii) Maso Capital Investments Limited, a Cayman Islands exempted company (“MCIL”), Blackwell Partners LLC - Series A, a Delaware limited liability company (“Blackwell”), and Star V Partners LLC, a Tennessee limited liability company (“Star” and together with MCIL and Blackwell, collectively, the “Purchasers” and each, a “Purchaser”). For purposes of this Agreement, DSAC and the Purchasers are each a “Party” and collectively the “Parties.” Each capitalized term used and not otherwise defined herein has the meaning ascribed to such term in the Merger Agreement (as defined below).

WHEREAS, pursuant to and subject to the terms and conditions of that certain Agreement and Plan of Merger, dated as of the date hereof (as amended, restated or otherwise modified from time to time, the “Merger Agreement”), among DSAC, Grassroots Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of DSAC (“Merger Sub”), and FiscalNote Holdings, Inc., a Delaware corporation (together with its successors, including the surviving corporation in the Merger (as defined below), the “Company”), among other matters, (i) DSAC will domesticate as a Delaware corporation in accordance with the DGCL and the Cayman Islands Companies Law, and (ii) the Company will merge with and into Merger Sub (the “Merger”), with the Company continuing as the surviving corporation;

WHEREAS, in connection with the entry into the Merger Agreement, the Purchasers have allocated and committed up to one hundred seventy five million dollars ($175,000,000) to subscribe for a number of shares of Newco Class A Common Stock, subject to the aggregate number of DSAC Ordinary Shares that are redeemed (and for which redemptions are not subsequently withdrawn in accordance with the DSAC Governing Document) by the Pre-Closing DSAC Holders pursuant to the DSAC Shareholder Redemption Right, if any (the “DSAC Redeemed Shares”); and

WHEREAS, the Purchasers are now entering into this Agreement with DSAC, whereby at the Closing under the Merger Agreement, the Purchasers will acquire, and DSAC will issue and sell to the Purchasers, shares of Newco Class A Common Stock, on a private placement basis, solely to the extent necessary to fund up to the DSAC Shareholder Redemption Amount (as defined below) on a share for share basis, on the terms and conditions set forth herein (the “Backstop Purchase Shares”).

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.            Backstop Limit; Backstop Notice.

(a)            Notwithstanding anything to the contrary in this Agreement, the Purchasers shall not be required to fund any amount pursuant to this Agreement that is greater than the product of the Redemption Price (as defined in the DSAC Governing Document), multiplied by the DSAC Redeemed Shares (the “DSAC Shareholder Redemption Amount”).

(b)            DSAC shall deliver a written notice (the “Backstop Notice”) to the Purchasers at least ten (10) Business Days prior to the Closing Date setting forth:

(i)            the total number of DSAC Redeemed Shares;

(ii)           the Subscription Amount;

(iii)          the resulting BPS Purchase Price (as defined below) (as calculated in accordance with Section 2(a)), which amount, for the avoidance of doubt, shall in no event be greater than the DSAC Shareholder Redemption Amount; and

(iv)          DSAC’s wire instructions.

“Subscription Amount” means a number of Backstop Purchase Shares equal to that number of Backstop Purchase Shares, if any, that would be required to be sold hereunder, at a purchase price of $10.00 per share, such that the product of the number of the Backstop Purchase Shares multiplied by $10.00 shall equal the lesser of (i) the DSAC Shareholder Redemption Amount or (ii) $175,000,000. Notwithstanding the foregoing, for the avoidance of doubt, the “Subscription Amount” shall not include any shares of Newco Common Stock in respect of DSAC Ordinary Share redemptions that have been subsequently withdrawn in accordance with the DSAC Governing Document. Only one (1) Backstop Notice may be delivered hereunder.

2.            Sale and Purchase.

(a)            Subject to the terms and conditions hereof, following delivery of the Backstop Notice by DSAC to the Purchasers hereunder, DSAC shall issue and sell to the Purchasers, and the Purchasers shall purchase from DSAC a number of Backstop Purchase Shares equal to the Subscription Amount for an aggregate purchase price equal to the product of (x) $10.00 multiplied by (y) the number of Backstop Purchase Shares to be issued and sold hereunder (such aggregate purchase price, the “BPS Purchase Price”). The numbers of shares, per share amounts and purchase price of the Backstop Purchase Shares and the BPS Purchase Price, as applicable, shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or the like occurring after the date hereof. Each Purchaser’s obligations hereunder shall be joint and several with the obligations of the other Purchasers.

(b)            The closing of the sale of the Backstop Purchase Shares (the “BPS Closing”) shall be held simultaneously with the closing of the PIPE Financing and immediately prior to the Effective Time. At the BPS Closing, DSAC shall issue to the Purchasers (or the funds, accounts and/or assignees designated by the Purchasers in accordance with this Agreement if so designated by the Purchasers, or its nominee in accordance with its delivery instructions) or to a custodian designated by any Purchaser, as applicable, in each case prior to the BPS Closing, the Backstop Purchase Shares, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), which Backstop Purchase Shares, unless otherwise determined by DSAC, shall be uncertificated, with record ownership reflected only in the register of shareholders of DSAC (a copy of which showing the Purchasers and/or their designees as the owners of the relevant Backstop Purchase Shares on and as of the Closing Date shall be provided to the Purchasers on the Closing Date or promptly thereafter).

(c)            The Purchasers shall enter into the Amended and Restated Registration Rights Agreement at Closing, and the Purchasers shall have certain registration rights with respect to the Backstop Purchase Shares as referenced therein (the “Registration Rights”).

3.            Restriction on Sale of Backstop Purchase Shares.

(a)            Each Purchaser hereby agrees and covenants that, such Purchaser will not, (i) during the period from the Closing Date and ending on the date that is 180 days following after the Closing Date (the “Initial Lock-Up Period”), Transfer any of the Backstop Purchase Shares (collectively, the “Restricted Securities”), and (ii) during the period from the date that is 180 days following after the Closing Date and ending on the first anniversary of the Closing Date (the “Subsequent Lock-Up Period” and together with the Initial Lock-Up Period, the “Lock-Up Period”), Transfer more than 50% of each type of the Restricted Securities (any Transfer prohibited under clause (i) or (ii) above, a “Prohibited Transfer”). If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and DSAC shall refuse to recognize any such purported transferee of such Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 3, DSAC may impose stop-transfer instructions with respect to the Restricted Securities of Sponsor until the end of the Lock-Up Period, as well as include customary legends on any certificates for any of the Restricted Securities reflecting the restrictions under this Section 3.

(b)            Notwithstanding the provisions set forth in Section 3(a), the following Transfers of Restricted Securities during the Lock-Up Period are permitted: (i) to DSAC’s officers or directors, or any Affiliates or family members of any of DSAC’s officers or directors; (ii) in the case of an individual, Transfers by gift to a member of the individual’s immediate family, or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (iii) in the case of an individual, Transfers by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, Transfers pursuant to a qualified domestic relations order; (v) in the case of an entity, Transfers to a stockholder, partner, member or Affiliate of such entity; (vi) in the case of an entity, Transfers by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity; (vii) transactions relating to Newco Common Stock or other securities convertible into or exercisable or exchangeable for Newco Common Stock acquired in open market transactions after the Closing, provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise, other than a required filing on Schedule 13F, 13G or 13G/A) during the Lock-Up Period; (viii) the exercise of any options or warrants to purchase Newco Common Stock (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis); (ix) Transfers to Newco or the Surviving Corporation to satisfy tax withholding obligations pursuant to the Surviving Corporation’s equity incentive plans or arrangements; (x) the entry, by the applicable holder of the Restricted Securities that is party hereto, at any time after the Closing, of any trading plan providing for the sale of Newco Common Stock by such holder, which trading plan meets the requirements of Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended, provided, however, that such plan does not provide for, or permit, any Prohibited Transfer and no public announcement or filing is voluntarily made or required regarding such plan during the Initial Lock-Up Period; (xi) transactions in the event of DSAC’s completion of a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction which results in all of the equityholders of the Surviving Company or Newco, as applicable, having the right to exchange their equity interests of Newco for cash, securities or other property; (xii) Transfers by a party hereto in sell-to-cover transactions to satisfy tax obligations of such party in connection with such party’s receipt of Newco Common Stock following the vesting and settlement of Company RSUs, if applicable; provided, however, that, in the case of the foregoing clauses (i) through (vi) and (xii), for such Transfer to be effective, the transferee must enter into a written agreement with DSAC agreeing to be bound by this Section 3. The transferees with respect to any of the Transfers described in clauses (i) through (vi) of the preceding sentence are referred to herein as “Permitted Transferees.”

(c)            For purposes of this Agreement, “Transfer” means the (i) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

(d)            For purposes of this Section 3, “immediate family” shall mean a spouse, domestic partner, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the Shareholder; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act.

4.            Representations and Warranties of Purchasers. Each Purchaser represents and warrants to DSAC as follows:

(a)            Organization. Such Purchaser is duly organized, validly existing and in good standing (where applicable) under the laws of the jurisdiction in which it is incorporated, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Purchaser’s corporate or organizational powers and have been duly authorized by all necessary corporate or organizational action on the part of such Purchaser.

(b)            Authority. This Agreement has been duly executed and delivered by such Purchaser and, assuming the due authorization, execution and delivery hereof by DSAC and that this Agreement constitutes a legally valid and binding agreement of DSAC, this Agreement constitutes a legally valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with the terms hereof (subject only to the effect, if any, of (i) applicable bankruptcy and other similar Applicable Law affecting the rights of creditors generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies).

(c)            Non-Contravention. The execution and delivery of this Agreement by such Purchaser does not, and the performance by such Purchaser of its obligations hereunder will not, (i) result in a violation of Applicable Law, except for such violations which would not reasonably be expected, individually or in the aggregate, to have a material effect upon such Purchaser’s ability to perform its obligations hereunder, (ii) conflict with or result in a violation of the governing documents of such Purchaser, or (iii) require any consent or approval that has not been given or other action (including notice of payment or any filing with any Governmental Authority) that has not been taken by any Person (including under any Contract binding upon such Purchaser), except where the failure to obtain such consents or to take such actions would not reasonably be expected, individually or in the aggregate, to have a material effect upon such Purchaser’s ability to perform its obligations under this Agreement or to consummate the transactions contemplated thereby.

(d)            Legal Proceedings. There is no Action pending against, or to the knowledge of such Purchaser, threatened against such Purchaser or any of its Affiliates, by or before (or that would be by or before) any Governmental Authority or arbitrator that, if determined or resolved adversely in accordance with the plaintiff’s demands, would reasonably be expected, individually or in the aggregate, to prevent or enjoin such Purchaser’s performance of its obligations under this Agreement. None of such Purchaser or any of its Affiliates is subject to any Governmental Order that would reasonably be expected, individually or in the aggregate, to prevent or enjoin such Purchaser’s performance of its obligations under this Agreement.

(e)            Restricted Securities. Such Purchaser understands that the sale of the Backstop Purchase Shares to such Purchaser has not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser’s representations as expressed herein. Such Purchaser understands that the Backstop Purchase Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, such Purchaser must hold the Backstop Purchase Shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Such Purchaser acknowledges that DSAC has no obligation to register or qualify the Backstop Purchase Shares for resale, except pursuant to the Registration Rights.

(f)            Accredited Investor. Such Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(g)            Adequacy of Financing. Such Purchaser has, or will have at the BPS Closing, available to it sufficient clear funds to satisfy its obligations under this Agreement, without restriction or conditions on payment to DSAC except as provided hereunder.

(h)            Purchaser’s Knowledge and Skill. Such Purchaser has knowledge, skill and experience in financial, business and investment matters relating to investments of this type and is capable of evaluating the merits and risks of such investment and protecting its interests in connection with the acquisition of Backstop Purchase Shares.

(i)            No Other Representations or Warranties. Such Purchaser acknowledges that neither DSAC nor any of its representatives has made or makes any representation or warranty to such Purchaser in respect of DSAC, the Company or the transactions contemplated by the Merger Agreement other than, in the case of DSAC, the representations and warranties contained in this Agreement.

5.            Representations and Warranties of DSAC. DSAC represents and warrants to each Purchaser as follows:

(a)            Organization. DSAC is duly organized, validly existing and in good standing (where applicable) under the laws of the jurisdiction in which it is incorporated, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within DSAC’s corporate or organizational powers and have been duly authorized by all necessary corporate or organizational action on the part of DSAC.

(b)            Authority. This Agreement has been duly executed and delivered by DSAC and, assuming the due authorization, execution and delivery hereof by the Purchasers and that this Agreement constitutes a legally valid and binding agreement of the Purchasers, this Agreement constitutes a legally valid and binding obligation of DSAC, enforceable against DSAC in accordance with the terms hereof (subject only to the effect, if any, of (i) applicable bankruptcy and other similar Applicable Law affecting the rights of creditors generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies).

(c)            Non-Contravention. The execution and delivery of this Agreement by DSAC does not, and the performance by DSAC of its obligations hereunder will not, (i) result in a violation of Applicable Law, except for such violations which would not reasonably be expected, individually or in the aggregate, to have a material effect upon DSAC’s ability to perform its obligations hereunder, (ii) conflict with or result in a violation of the governing documents of DSAC, or (iii) require any consent or approval that has not been given or other action (including notice of payment or any filing with any Governmental Authority) that has not been taken by any Person (including under any Contract binding upon DSAC), except where the failure to obtain such consents or to take such actions would not reasonably be expected, individually or in the aggregate, to have a material effect upon DSAC’s ability to perform its obligations under this Agreement or to consummate the transactions contemplated thereby.

(d)            Legal Proceedings. There is no Action pending against, or to the knowledge of DSAC, threatened against DSAC or any of its Affiliates, by or before (or that would be by or before) any Governmental Authority or arbitrator that, if determined or resolved adversely in accordance with the plaintiff’s demands, would reasonably be expected, individually or in the aggregate, to prevent or enjoin DSAC’s performance of its obligations under this Agreement. None of DSAC or any of its Affiliates is subject to any Governmental Order that would reasonably be expected, individually or in the aggregate, to prevent or enjoin DSAC’s performance of its obligations under this Agreement.

(e)            Capitalization. As of the date hereof and as of immediately prior to the BPS Closing, the authorized share capital of DSAC consists of 180,000,000 Class A Ordinary Shares, 20,000,000 DSAC Class B Ordinary Shares and 1,000,000 preference shares, $0.0001 par value each.

(f)            Valid Issuance of Backstop Purchase Shares. The Backstop Purchase Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement and registered in the register of members of DSAC, will be validly issued, fully paid and nonassessable and free of all preemptive or similar rights, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer, other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by such Purchaser.

(g)            No General Solicitation. Neither DSAC, nor any of its officers, directors, employees, agents or shareholders has either directly or indirectly, including through a broker or finder, (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the sale of the Backstop Purchase Shares.

(h)            No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 5 and in any certificate or agreement delivered pursuant hereto, DSAC has not made, does not make and shall not be deemed to make any other express or implied representation or warranty with respect to DSAC, the sale and purchase of the Backstop Purchase Shares, the transactions contemplated by the Merger Agreement or a potential business combination, and DSAC disclaims any such representation or warranty. Except for the specific representations and warranties expressly made by such Purchaser in Section 4 and in any certificate or agreement delivered pursuant hereto, DSAC specifically disclaims that it is relying upon any other representations or warranties that may have been made by such Purchaser. Notwithstanding anything to the contrary in this Agreement, nothing in this Section 5(h) shall limit any claim or cause of action (or recovery in connection therewith) with respect to fraud.

6.            Trust Account. Each Purchaser acknowledges that DSAC is a blank check company with the powers and privileges to effect a Business Combination. Each Purchaser further acknowledges that, as described in the Prospectus, substantially all of DSAC’s assets consist of the cash proceeds of DSAC’s initial public offering and private placements of its securities and substantially all of those proceeds have been deposited in the Trust Account for the benefit of DSAC, certain of its public shareholders and the underwriters of DSAC’s initial public offering. Each Purchaser acknowledges that, except with respect to interest earned on the funds held in the Trust Account that may be released to DSAC to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of DSAC entering into this Agreement, the receipt and sufficiency of which are hereby acknowledged, each Purchaser hereby irrevocably waives any right, title, interest or claim of any kind they have or may have in the future in or to any monies in the Trust Account and agree not to seek recourse against the Trust Account or any funds distributed therefrom as a result of, or arising out of, this Agreement, any Ancillary Agreement, and any negotiations, contracts or agreements with DSAC or any other Person; provided, however, that nothing in this Section 6 shall amend, limit, alter, change, supersede or otherwise modify the right of such Purchaser to (i) bring any action or actions for specific performance, injunctive and/or other equitable relief or (ii) bring or seek a claim for Damages against DSAC, or any of its successors or assigns, for any breach of this Agreement (but such claim shall not be against the Trust Account or any funds distributed from the Trust Account to holders of DSAC Ordinary Shares in accordance with the DSAC Governing Document and the Trust Agreement).

7.            BPS Closing Conditions.

(a)            The obligation of the Purchasers to purchase the Backstop Purchase Shares at the BPS Closing under this Agreement shall be subject to the fulfillment, at or prior to the BPS Closing of each of the following conditions, any of which, to the extent permitted by Applicable Laws, may be waived by the Purchasers:

(i)            the transactions contemplated by the Merger Agreement shall be consummated substantially concurrently with, and immediately following, the purchase of the Backstop Purchase Shares;

(ii)            all conditions precedent to Closing set forth in the Merger Agreement shall have been satisfied or waived (other than those conditions which, by their nature, are to be satisfied upon Closing); and

(iii)            no provision of Applicable Law, and no judgment, injunction, order or decree of any applicable Governmental Authority, shall prohibit the consummation of the transactions contemplated hereby.

(b)            The obligation of DSAC to sell the Backstop Purchase Shares at the BPS Closing under this Agreement shall be subject to the fulfillment, at or prior to the BPS Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by DSAC:

(i)            the transactions contemplated by the Merger Agreement shall be consummated substantially concurrently with, and immediately following, the purchase of the Backstop Purchase Shares;

(ii)            the representations and warranties of each Purchaser set forth in Section 4 shall have been true and correct as of the date hereof and shall be true and correct as of the BPS Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on such Purchaser or its ability to consummate the transactions contemplated by this Agreement;

(iii)            Each Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the BPS Closing; and

(iv)            no provision of Applicable Law, and no judgment, injunction, order or decree of any applicable Governmental Authority, shall prohibit the consummation of the transactions contemplated hereby.

8.            Termination. This Agreement may be terminated at any time prior to the BPS Closing:

(a)            by written consent of each of DSAC, the Purchasers and the Company; or

(b)            automatically:

(i)            upon the consummation of the Merger without the sale to the Purchasers of any Backstop Purchase Shares (whether or not a Backstop Notice has been delivered); or

(ii)            upon the termination of the Merger Agreement, as provided under the terms therein.

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In the event of any termination of this Agreement pursuant to this Section 8, the BPS Purchase Price, if previously paid, and all Purchasers’ funds paid in connection herewith shall be promptly returned to the Purchasers in accordance with written instructions provided by the Purchasers to DSAC, and thereafter this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Purchasers or DSAC and their respective directors, officers, employees, partners, managers, members, or shareholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 8 shall relieve either party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement. Section 6 shall survive termination of this Agreement.

9.            General Provisions.

(a)            Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i)	If to the Purchasers, to:

Maso Capital Investments Limited, Blackwell Partners LLC – Series A and Star V Partners LLC
8/F Printing House, 6 Duddell Street, Hong Kong
Attention: Manoj Jain, Chief Executive Officer
Email: manoj.jain@masocapital.com

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
The Hong Kong Club Building
3A Chater Road, Hong Kong
Attention: Miranda So
James Lin
Sam Kelso
Email: miranda.so@davispolk.com
james.lin@davispolk.com
sam.kelso@davispolk.com

(ii)	If to DSAC, to:

Duddell Street Acquisition Corp.
8/F Printing House, 6 Duddell Street, Hong Kong
Attention: Manoj Jain, Chief Executive Officer
Email: manoj.jain@masocapital.com

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with a copy (which shall not constitute notice), (1) if prior to Closing, to:

Davis Polk & Wardwell LLP
The Hong Kong Club Building
3A Chater Road, Hong Kong
Attention: Miranda So
James Lin
Sam Kelso
Email: miranda.so@davispolk.com
james.lin@davispolk.com
sam.kelso@davispolk.com

or (2) if following Closing to:

FiscalNote Holdings, Inc.
1201 Pennsylvania Avenue NW
Washington D.C. 20004
Attention: Josh Resnik,
SVP, General Counsel and Chief Content Officer
Email: josh.resnik@fiscalnote.com

with a copy (which copy shall not constitute notice) to:

Paul Hastings LLP
875 15th Street, NW Suite 10
Washington D.C. 20005
Attention: Brandon Bortner
James Shea
Steve Camahort
Email: brandonbortner@paulhastings.com
jamesshea@paulhastings.com
stevecamahort@paulhastings.com

(b)            Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, including any commitment letter entered into relating to the subject matter hereof.

(c)            No Third Party Beneficiaries; Exception. Except to the extent expressly set forth in Sections 8(a), 9(e), 9(j) and 9(q), this Agreement shall be binding on, and inure solely to the benefit of, the Parties and their respective successors and assigns, and nothing set forth in this Agreement shall be construed to confer upon or give any Person, other than the Parties and their respective successors and permitted assigns, any benefits, rights or remedies under or by reason of, or any rights to enforce or cause DSAC to enforce, this Agreement; provided, however, that the Company is the intended third party beneficiary of this Agreement.

(d)            Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the Parties and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

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(e)            Assignments. Except as otherwise specifically provided herein, no Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other Parties and the Company. Notwithstanding the foregoing, any Purchaser may assign and delegate all or a portion of its rights, interests and obligations hereunder to one or more other persons upon prior written notice to DSAC and the Company; provided,  that (i) such assignee(s) agrees in writing to be bound by the terms hereof, and upon such assignment by any Purchaser, the assignee(s) shall become a Purchaser hereunder and have the rights and obligations and be deemed to make the representations and warranties of a Purchaser provided for herein to the extent of such assignment, and (ii) no such assignment or delegation shall relieve such assigning Purchaser of its obligations hereunder (including its obligation to purchase the Backstop Purchase Shares) and each of the Company and DSAC shall be entitled to pursue all rights and remedies against such Purchaser in respect its obligations subject to the terms and conditions hereof. Any purported assignment or assumption of this Agreement or any right or obligation hereunder in contravention of this Section 9(e) shall be void ab initio.

(f)            Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that the Parties need not sign the same counterpart.

(g)            Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

(h)            Governing Law. This Agreement, and all Actions based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, Applicable Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Applicable Laws of another jurisdiction.

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(i)            Jurisdiction; WAIVER OF TRIAL BY JURY. Any Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby shall be brought exclusively in the Delaware Chancery Court and any state appellate court therefrom within the State of Delaware (or, if the Delaware Chancery Court or such state appellate court shall be unavailable, any other court of the State of Delaware or, in the case of claims to which the federal courts have exclusive subject matter jurisdiction, any federal court of the United States of America sitting in the State of Delaware), and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Applicable Law or to commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 9(i). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH OF THE PARTIES CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9(I).

(j)            Modifications and Amendments. This Agreement may not be amended, modified, supplemented or waived except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification, supplement or waiver is sought; provided, that the prior written consent of the Company shall be required for any material amendments, modifications, waivers or supplements (which shall include amendments which (1) create additional conditionality to the Purchasers’ obligation to purchase the Backstop Purchase Shares, (2) change the DSAC Shareholder Redemption Amount, (3) change the Company’s rights under this Agreement, or (4) or change the economics or delay the timing of any Backstop Notice (including changing the Threshold DSAC Redemptions Amount before which a Backstop Notice can be given under Section 1(b)).

(k)            Waiver of Damages. Notwithstanding anything to the contrary contained herein, in no event shall any party be liable for punitive damages in connection with this Agreement; provided, however, that in no event shall the Purchasers be liable for any form of damages, whether such damages are consequential, special or exemplary, in connection with this Agreement in excess of the sum of the DSAC Shareholder Redemption Amount and any reasonable fees and expenses (including, without limitation, legal fees) associated with the collection of such damages.

(l)            Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

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(m)            Expenses. The Parties will each be responsible for their costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. DSAC will be responsible for all fees and expenses incurred in connection with transfer agents, stamp taxes and all of The Depository Trust Company’s fees associated with the issuance and resale of the Backstop Purchase Shares and any securities issuable upon conversion or exercise of the Backstop Purchase Shares (in each case, if applicable).

(n)            Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The Parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(o)            Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(p)            Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements, or upon the request of a Governmental Authority, unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by DSAC, the Parties shall keep confidential and shall not publicly disclose the existence or terms of this Agreement.

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(q)            Specific Performance; Enforcement. Each Purchaser agrees that irreparable damage may occur to DSAC and the Company in the event any provision of this Agreement is not performed by such Purchaser in accordance with the terms hereof and that DSAC and the Company shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity, without a requirement to post bond or any other security. Subject to the proviso in Section 9(c) and as provided in this Section 9(q), this Agreement may be enforced only by DSAC and the Purchasers, and none of DSAC’s direct or indirect creditors nor any other person that is not a party to this Agreement shall have any right to enforce this Agreement or to cause DSAC to enforce this Agreement.

(r)            Further Assurances. Each party will, at the request of the other party, promptly take all actions, and execute and deliver all other agreements and documents, which may be reasonably required to give effect to the terms of and the transactions contemplated by this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

DUDDELL STREET ACQUISITION CORP.

By:	/s/ Manoj Jain
Name: Manoj Jain
Title:

Maso Capital Investments Limited

By:	/s/ Sohit Khurana
Name: Sohit Khurana
Title: Authorized Signatory

Blackwell Partners LLC - Series A

By:	/s/ Sohit Khurana
Name: Sohit Khurana
Title: Authorized Signatory

Star V Partners LLC

By:	/s/ Sohit Khurana
Name: Sohit Khurana
Title: Authorized Signatory